Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Aark Singapore Pte. Ltd. and Subsidiaries

Opinion on the carve-out consolidated financial statements

We have audited the accompanying carve-out consolidated balance sheets of Aark Singapore Pte. Ltd. and Subsidiaries (the Company) as of March 31, 2023 and 2022, and the related carve-out consolidated statements of operations, comprehensive income, stockholder’s equity, and cash flows for each of the years in the two-year period ended March 31, 2023, and the related notes (collectively referred to as the “carve-out consolidated financial statements”). In our opinion, the carve-out consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement of carve-out consolidated financial statements

As discussed in Note 3 to the carve-out consolidated financial statements, the accompanying carve-out consolidated financial statements as of March 31, 2023 and March 31, 2022 have been restated to correct certain misstatements.

Basis for opinion

These carve-out consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s carve-out consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the carve-out consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the carve-out consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the carve-out consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of matter

As discussed in Note 1 to the carve-out consolidated financial statements, Aark Singapore Pte. Ltd., incorporated in Singapore, is primarily a holding company comprised of distinct set of business activities pertaining to management consultancy, financial technology (“fintech”) and investing. All identifiable assets, liabilities, and business activities pertaining to the fintech and investing business activities are excluded from the accompanying carve-out consolidated financial statements. Aark Singapore Pte. Ltd. and its subsidiaries, excluding the fintech and investing businesses, is herein referred to as the “Carve-out Entity” and “Company”. Accordingly, the carve-out consolidated financial statements include the assets, liabilities, revenue, expenses and cash flows directly attributable to the Carve-out Entity, as well as allocations deemed reasonable by the management. Our opinion is not modified with respect to that matter.

/s/ KNAV CPA LLP

KNAV CPA LLP

We have served as the Company's auditor since 2022.

Atlanta, Georgia

August 09, 2023, except for the effects of Restatement no. 1 disclosed in Notes 3(a), as to which the date is September 12, 2023, and the effects of Restatement no. 2 in Notes 3(b), as to which the date is December 12, 2023

PCAOB ID - 2983

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Carve-out Consolidated Balance Sheets

(in thousands, except share and per share data)

(As restated, see note 3)

	As of March 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$1,131	$351
Accounts receivable, net	13,416	8,130
Prepaid expenses and other current assets	4,117	3,448
Deferred transaction costs	1,921	-
Total current assets	20,585	11,929
Property and equipment, net	3,125	2,798
Operating right-of-use assets	5,627	-
Deferred tax assets	1,237	1,072
Long-term investments	1,564	1,565
Other assets	2,259	1,498
Total assets	$34,397	$18,862

Liabilities and stockholder’s equity
Current liabilities
Accounts payable	2,474	841
Accrued compensation and related benefits, current	2,823	2,080
Short-term borrowings	1,376	220
Operating lease liabilities, current	1,648	-
Other current liabilities	4,201	3,472
Total current liabilities	$12,522	$6,613
Deferred tax liabilities	168	126
Long-term debt	969	917
Operating lease liabilities, non-current	4,261	-
Other liabilities	3,008	2,510
Total liabilities	$20,928	$10,166

Commitments and contingencies (Note 18)

Stockholder’s equity
Common stock, no par value; 10,000 shares issued and paid-up as of March 31, 2023 and March 31, 2022*	-	-
Net stockholder’s investment and additional paid-in capital	7,221	3,328
Retained earnings	6,318	4,872
Accumulated other comprehensive loss	(1,349)	(644)
Total Aark Singapore Pte. Ltd. stockholder’s equity	12,190	7,556
Noncontrolling interest	1,279	1,140
Total stockholder’s equity	13,469	8,696
Total liabilities and stockholder’s equity	$34,397	$18,862

*	Refer note 3(b).

See accompanying notes to carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Carve-out Consolidated Statements of Operations

(in thousands, except share and per share data)

(As restated, see note 3)

	Year Ended March 31,
	2023	2022
Revenues, net	$53,099	$41,014
Cost of revenue	39,442	29,007
Gross profit	13,657	12,007
Operating expenses
Selling, general & administrative expenses	11,326	5,423
Total operating expenses	11,326	5,423
Income from operations	2,331	6,584
Other income (expense)
Interest income	191	284
Interest expense	(185)	(444)
Other income (expense), net	429	(421)
Total other income (expense), net	435	(581)
Income before income taxes	2,766	6,003
Provision for income taxes	(1,060)	(1,268)
Net income	$1,706	$4,735
Less: Net income attributable to noncontrolling interest	260	703
Net income attributable to Aark Singapore Pte. Ltd.	$1,446	$4,032

Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$125	$352
Diluted	$125	$352

Weighted average common shares outstanding*
Basic	10,000	10,000
Diluted	10,000	10,000

*	Refer note 3(b).

See accompanying notes to carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Carve-out Consolidated Statements of Comprehensive Income

(in thousands)

(As restated, see note 3)

	Year Ended March 31,
	2023	2022
Net income	$1,706	$4,735
Other comprehensive loss, net of tax
Foreign currency translation adjustments	(709)	(152)
Unrecognized actuarial loss on employee benefit plan obligations	(117)	(273)
Total other comprehensive loss, net of tax	(826)	(425)
Comprehensive income, net of tax	$880	$4,310
Less: Comprehensive income attributable to noncontrolling interest	139	641
Total comprehensive income attributable to Aark Singapore Pte. Ltd.	$741	$3,669

See accompanying notes to carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Carve-out Consolidated Statements of Cash Flows

(in thousands)

	Year Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$1,706	$4,735
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,172	1,140
Sundry balances written back	(36)	-
Stock-based compensation expense	3,805	-
Loss on sale of property and equipment	54	505
Deferred tax benefit	(161)	(190)
Accrued income from long-term investments	(130)	(163)
Gain on lease termination	(25)	-
Impairment on long-term investments	6	-
Others	24	-
Changes in operating assets and liabilities:
Accounts receivables	(6,123)	(4,423)
Prepaid expenses and other current assets	(1,199)	295
Operating right-of-use assets	(6,113)	-
Other assets	(801)	99
Accounts payables	1,020	653
Accrued compensation and related benefits, current	898	661
Other current liabilities	838	459
Operating lease liabilities	6,425	-
Other liabilities	751	(607)
Net cash provided by operating activities	2,111	3,164
Cash flow from investing activities:
Acquisition of property and equipment	(1,600)	(1,654)
Proceeds from sale of property and equipment	12	1,046
Issuance of loans to affiliates	(813)	(1,675)
Payments received for loans to affiliates	844	1,846
Net cash used in investing activities	(1,557)	(437)
Cash flow from financing activities:
Net proceeds from (payment of) short term borrowings	1,184	(505)
Proceeds from long-term debt	368	699
Repayment of long-term debt	(229)	(3,345)
Payment of finance lease obligations	(390)	(418)
Payment of deferred transaction costs	(769)	-
Net changes in net stockholder’s investment	88	32
Net cash provided by (used in) financing activities	252	(3,537)
Effect of exchange rate changes on cash and cash equivalents	(26)	(17)
Net increase (decrease) in cash and cash equivalents	780	(827)
Cash and cash equivalents at the beginning of the period	351	1,178
Cash and cash equivalents at the end of the period	$1,131	$351

See accompanying notes to carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Carve-out Consolidated Statements of Cash Flows

(in thousands)

	Year Ended March 31,
	2023	2022
Supplemental cash flow disclosure:
Cash paid for interest	$273	$472
Cash paid for income taxes, net of refunds	$1,229	$1,418
Supplemental disclosure of non-cash investing and financing activities
Unpaid deferred transaction costs included in accounts payable and other current liabilities	$1,189	$-
Equipment acquired under finance lease obligations	$164	$560
Property and equipment purchases in accounts payable	$25	$59

See accompanying notes to carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Carve-out Consolidated Statements of Stockholder’s Equity

(in thousands, except share and per share data)

(As restated, see note 3)

	Common stock		Net stockholder’s investment and additional paid-in	Retained	Accumulated other comprehensive	Total Aark Singapore Pte. Ltd.’s stockholder’s	Noncontrolling	Total stockholder’s
	Shares*	Amount	capital	earnings	loss	equity	Interest	equity
Previously reported balance as of March 31, 2021	10,000	$-	$3,386	$833	$(290)	$3,929	$425	$4,354
Effect of restatement (note 3(a))	-	-	(90)	7	9	(74)	74	-
As restated balance as of March 31, 2021	10,000	$-	$3,296	$840	$(281)	$3,855	$499	$4,354
Net income for the year	-	-	-	4,032	-	4,032	703	4,735
Other comprehensive loss	-	-	-	-	(363)	(363)	(62)	(425)
Net changes in net stockholder’s investment	-	-	32	-	-	32	-	32
Balance as of March 31, 2022	10,000	$-	$3,328	$4,872	$(644)	$7,556	$1,140	$8,696
Net income for the year	-	-	-	1,446	-	1,446	260	1,706
Other comprehensive loss	-	-	-	-	(705)	(705)	(121)	(826)
Stock-based compensation	-	-	3,805	-	-	3,805	-	3,805
Net changes in net stockholder’s investment	-	-	88	-	-	88	-	88
Balance as of March 31, 2023	10,000	$-	$7,221	$6,318	$(1,349)	$12,190	$1,279	$13,469

*	Refer note 3(b).

See accompanying notes to carve-out consolidated financial statements.

AARK SINGAPORE PTE. LTD. AND ITS SUBSIDIARIES

Notes to Carve-out Consolidated Financial Statements

(In thousands, except share and per share data)

1.	Description of Business

Aark Singapore Pte. Ltd., incorporated in Singapore, is primarily a holding company comprised of distinct sets of business activities pertaining to management consultancy, financial technology (“fintech”) and investing. All identifiable assets, liabilities, and business activities pertaining to the fintech and investing business activities (as discussed further in the section below) are excluded from the accompanying carve-out consolidated financial statements. Aark Singapore Pte. Ltd. and its subsidiaries, excluding the fintech and investing business activities, is herein referred to as the “Carve-out Entity”, “Company,” “Aark”, “us,” “we” and “our” in these carve-out consolidated financial statements. The Company offers a range of management consultancy services for private equity sponsors and their portfolio companies with engagement models that are designed to provide a mix of deep vertical specialty, functional expertise, and digital systems and solutions to scale, optimize and transform a client’s business operations. The Company has subsidiaries in India, Mexico and the United States.

2.	Summary of Significant Accounting Policies

Demerger and Business Combination

On March 11, 2023, the Company entered into a Business Combination Agreement (the “Merger Agreement”) with Worldwide Webb Acquisition Corp. (“WWAC”), a Cayman Islands exempted company, and with WWAC Amalgamation Sub Pte. Ltd. (“Amalgamation Sub”), a Singapore private company limited by shares and a direct wholly owned subsidiary of WWAC. The Merger Agreement provides that at the closing of the transaction, the Company shall be acquired by WWAC, which will change its name to “Aeries Technology, Inc.” Pursuant to the transaction, all Aark ordinary shares that are issued and outstanding prior to the effective time of the transaction will remain issued and outstanding following the transaction and continue to be held by the sole shareholder of Aark. All of the shares of Amalgamation Sub that are issued and outstanding as of the transaction date shall be automatically converted into a number of newly issued Aark ordinary shares dependent upon available cash of WWAC after redemptions and net of all liabilities, including transaction expenses. The business combination is expected to close in the third quarter of 2023, subject to customary closing conditions, including the receipt of certain governmental approvals and the required approval by the shareholders of WWAC.

In connection with the anticipated business combination, Aark Singapore Pte. Ltd. entered into a Demerger Agreement with Aarx Singapore Pte. Ltd. and their respective shareholders on March 25, 2023 to spin off the fintech business which was a part of Aark Singapore Pte. Ltd. but not subject to the Merger Agreement. Subsequently in May 2023, Aark Singapore Pte. Ltd. also spun off the investing business, in connection with the anticipated business combination.

Consolidation and Basis of Presentation

The carve-out consolidated financial statements, which exclude the financial results of the fintech and investing business activities, have been derived from the historical accounting records of Aark Singapore Pte. Ltd., Aeries Technology Group Business Accelerators Pvt Ltd., its subsidiaries (“ATGBA”) and controlled trust are presented on a carve-out basis. Only those assets and liabilities that are specifically identifiable to the management consultancy business activities are included in the Company’s carve-out consolidated balance sheets. The Company’s carve-out consolidated statements of operations and comprehensive income consist of all the revenue and expenses of the management consultancy business activities, excluding allocations of certain expenses of the excluded fintech and investing business activities. These allocations were based on methodologies that management believes to be reasonable; however, amounts derecognized by the Carve-out Entity are not necessarily representative of the amounts that would have been reflected in the carve-out consolidated financial statements had the excluded businesses operated independently of the Carve-out Entity.

The carve-out consolidated financial statements exclude the following: (a) cash and cash equivalents that were utilized solely to fund activities undertaken by the fintech and investing business activities of Aark, (b) long-term debt and related interest payable/expense that were solely related to financing the fintech and investing business activities, (c) amounts due from related parties related to the fintech and investing business activities, (d) investments made by the investing business activities, (e) trade and other receivables of the fintech business activities, (f) revenue, cost of sales, other income, advisory fees, bank charges and withholding taxes attributable to the fintech and investing business activities and allocations of certain expenses of the excluded business activities; these allocations were based on methodologies that management believes to be reasonable; however, amounts derecognized by Aark are not necessarily representative of the amounts that would have been reflected in the carve-out consolidated financial statements had the excluded business activities operated independently of the Aark.

Differences between allocations in the carve-out consolidated statements of operations and carve-out consolidated balance sheets are reflected in equity as a part of “Net stockholder’s investment and additional paid-in-capital” in the carve-out consolidated financial statements.

The carve-out consolidated financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). All intercompany balances and transactions have been eliminated in consolidation.

Non-controlling interests represent the equity interest not owned by the Company and are recorded for consolidated entities in which the Company owns less than 100% of the interests. Changes in a parent’s ownership interest while the parent retains its controlling interest are accounted for as equity transactions.

Reclassification of previously issued carve-out consolidated financial statements

“Net stockholder’s investment” and “Additional paid-in-capital” accounts represent stockholder’s invested capital in the management consultancy business, pursuant to preparation of carve-out consolidated financial statements. Accordingly, these account balances from the prior year have been reclassified and merged into “Net stockholder’s investment and additional paid-in-capital” to conform with the updated presentation, totaling to $3,328 for the year ended March 31, 2022. Such reclassifications did not have any effect on the Company’s previously reported carve-out consolidated financial position, results of operations, stockholder’s equity, or net cash provided by operating activities.

Use of Estimates

The preparation of carve-out consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the carve-out consolidated financial statements, and the reported amounts of revenue and expenses during the reporting periods. Significant items subject to such estimates and assumptions include but are not limited to revenue recognition, stock-based compensation, useful lives of property and equipment, accounting for income taxes, determination of incremental borrowing rates used for operating lease liabilities and right-of-use assets, obligations related to employee benefits and carve-out of financial statements including the allocation of assets, liabilities and expenses. Management believes that the estimates, and judgments upon which it relies, are reasonable based upon information available to the Company at the time that these estimates and judgments were made. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, accounts receivable, loans to affiliates, and investments. The Company holds cash at financial institutions that the Company believes are high credit, quality financial institutions and limits the amount of credit exposure with any one bank and conducts ongoing evaluations of the creditworthiness of the banks with which it does business. The Company does not believe that credit risk arising from accounts receivable is significant as of March 31, 2023 and 2022 based on minimal collection issues in the past. As of March 31, 2023 and 2022, there were four customers that represented 10% or greater of the Company’s accounts receivable balance. The Company does not expect any credit risk arising from its long-term investments as these primarily entail investments in the Company’s affiliates that have a credit rating that is above the minimum allowable credit rating defined in the Company’s investment policy. As a part of its risk management process, the Company limits its credit risk with respect to long-term investments by performing periodic evaluations of the credit standing of counterparties to its investments.

In respect of the Company’s revenue, there were four and three customers that accounted for more than 10% of total revenue for the year ended March 31, 2023 and 2022, respectively. The following table shows the amount of revenue derived from each customer exceeding 10% of the Company’s revenue during the year ended March 31, 2023 and 2022:

	Year Ended March 31,
	2023	2022
Customer 1	16%	18%
Customer 2	16%	10%
Customer 3	12%	10%
Customer 4	11%	n/a

Fair Value Measurement

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value should maximize the use of observable inputs and minimize the use of unobservable inputs. Assets and liabilities recorded at fair value in the carve-out consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value.

Hierarchical levels which are directly related to the amount of subjectivity associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Inputs that are observable, either directly or indirectly. Such prices may be based upon quoted prices for identical or comparable securities in active markets or inputs not quoted on active markets but corroborated by market data.

Level 3 – Unobservable inputs that are supported by little or no market activity and reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

The Company’s carrying amount for financial instruments, which includes cash and cash equivalents, accounts receivable, loans to affiliates, accounts payable, and short-term borrowings approximates fair value.

Cash and Cash Equivalents

Cash consists of the Company’s cash and bank balances. The Company considers cash equivalents to be highly liquid investments with original maturities of three months or less.

Accounts Receivable

The Company records a receivable when an unconditional right to consideration exists, such that only the passage of time is required before payment of consideration is due. Timing of revenue recognition may differ from the timing of invoicing to customers. If revenue recognized on a contract exceeds the billings, then the Company records an unbilled receivable for that excess amount, which is included as part of accounts receivable, net in the Company’s carve-out consolidated balance sheets.

The Company reviews accounts receivable balances to determine if any receivables, including unbilled receivables, will potentially be uncollectible and records an allowance for doubtful accounts. The allowance for doubtful accounts is determined based on the aging of the Company’s accounts receivable, historical collection experience, current economic conditions, reasonable and supportable forecasts, as well as specific circumstances arising with individual customers. Accounts receivable deemed uncollectible are recognized as bad debt expense within “Selling, general and administrative expenses” in the carve-out consolidated statements of operations. The allowance for doubtful accounts was immaterial as of March 31, 2023 and 2022. The Company does not have any off-balance sheet credit exposure related to its customers.

Long-Term Investments

The Company’s long-term investments consist of debt and non-marketable equity investments in privately held companies in which the Company does not have a controlling interest or significant influence, which have maturities in excess of one year and the Company does not intend to sell.

Debt investments of mandatorily redeemable preference shares, which are classified as held-to-maturity since the Company has the intent and contractual ability to hold these securities to maturity. These investments are reported at amortized cost and are subject to an ongoing impairment evaluation. Income from these investments is recorded in “Interest income” in the carve-out consolidated statements of operations.

The Company has elected to apply the measurement alternative for equity investments that do not have readily determinable fair values, measuring them at cost, less any impairment, plus or minus adjustments resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. An impairment loss is recorded within “Selling, general & administrative expenses” in the carve-out consolidated statements of operations when an event or circumstance indicates a decline in value has occurred.

The Company includes these long-term investments in “Long-term investments” on the carve-out consolidated balance sheets.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization, subject to review of impairment. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are charged to earnings as incurred. Property and equipment include assets that the Company owns and finance lease arrangements. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Software and computer equipment	3-6 years
Office equipment	5 years
Furniture and fixtures	10 years
Vehicle	8-10 years
Internal-use software	5 years
Leasehold improvements	Shorter of lease term or estimated useful life

Internal Use Software Costs

The Company capitalizes certain costs related to internal use software acquired, modified, or developed related to the Company’s platform. These capitalized costs are primarily related to salaries and other personnel costs. Costs incurred in the preliminary stages of development are expensed as incurred. Once the application development stage has been reached, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. Maintenance and training costs are expensed as incurred. For the years ended March 31, 2023 and 2022, the Company capitalized $568 and $50, respectively, of technology development costs. The amortization expense is recorded in “Cost of revenue” and “Selling, general and administrative expenses” on the carve-out consolidated statements of operations.

Software costs that are expensed are recorded in “Selling, general and administrative expenses” on the carve-out consolidated statements of operations.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amounts of long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The Company measures the recoverability of these assets by comparing the carrying amount of each asset to the future undiscounted cash flows we expect the asset to generate. If any of these assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair value. In addition, we periodically evaluate the estimated remaining useful lives of long-lived assets to determine whether events or changes in circumstances warrant a revision to the remaining period of depreciation or amortization. No impairment charges have been recorded during the years ended March 31, 2023 and 2022.

Leases

At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The Company’s assessment is based on whether: (1) the contract involves the use of a distinct identified asset, (2) the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the term of the contract, and (3) the Company has the right to direct the use of the asset.

Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (1) the lease transfers ownership of the asset by the end of the lease term, (2) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (3) the lease term is for a major part of the remaining useful life of the asset or (4) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset, 5) the leased asset is so specialized that the asset will have little to no value at the end of the lease term. A lease is classified as an operating lease if it does not meet any one of the above criteria. Assets acquired under finance leases are recorded in property and equipment, net.

Lease liabilities are recognized at the present value of the fixed lease payments, reduced by landlord incentives using a discount rate based on similarly secured borrowings available to us. Lease assets are recognized based on the initial present value of the fixed lease payments, reduced by landlord incentives, plus any direct costs from executing the leases. Lease assets are tested for impairment in the same manner as long-lived assets used in operations. Leasehold improvements are capitalized at cost and amortized over the lesser of their expected useful life or the lease term.

Upon the adoption of Accounting Standards Codification (“ASC”) 842, the Company elected the package of practical expedients to not (i) reassess whether any expired or existing contracts are or contain a lease, (ii) reassess historical lease classifications for existing leases, and (iii) reassess initial direct costs for existing leases.

The Company also elected the practical expedient to account for lease and non-lease components as a single lease component. Accordingly, the Company shall include non-lease components with lease payments for the purpose of calculating lease assets and liabilities to the extent that they are fixed. Non-lease components that are not fixed are expensed as incurred as variable lease payments. The Company does not record leases on the carve-out consolidated balance sheet that have a term of 12 months or less at the lease commencement date.

Costs associated with operating lease assets are recognized on a straight-line basis within “Cost of revenue” and “Selling, general and administrative” expenses over the term of the lease. Finance lease assets are amortized within operating expenses on a straight-line basis over the shorter of the estimated useful lives of the assets or the lease term. The interest component of a finance lease is included in interest expense and recognized using the effective interest method over the lease term.

Commitments and Contingencies

Certain conditions may exist as of the date the carve-out consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. The Company monitors the arrangements that are subject to guarantees in order to identify if the obligor who is responsible for making the payments fails to do so. If the Company determines it is probable that a loss has occurred, then any such estimable loss would be recognized under those guarantees. The methodology used to estimate potential loss related to guarantees considers the guarantee amount and a variety of factors, which include, depending on the counterparty, latest financial position of counterparty, actual defaults, historical defaults, and other economic conditions. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company determines revenue recognition through the application of the following five step model in accordance with ASC 606: (1) identification of the contract, or contracts, with a customer; (2) identification of the performance obligations in a contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, performance obligations are satisfied.

The Company derives revenues from contracts for management consultancy services, which entail providing customized and integrated advisory and operational management services, each of which constitute a separate performance obligation. These contracts have different terms based on the scope, performance obligations and complexity of the engagement, which frequently requires the Company to make judgments and estimates in recognizing revenues. The Company’s advisory services entail the provision of strategic consulting services at the onset and during the contractual term and are billed on a time-and materials basis. Operational management services entail provision of tailored offshoring services in respect of customers’ business operations and are billed on a cost-plus basis. Revenue on time and material arrangements is recognized based on the actual hours performed at the contracted billable rates for services provided, plus costs incurred on behalf of the customer. Revenue on cost-plus arrangements is recognized to the extent of costs incurred, plus the contractually agreed-upon margin earned. The Company’s performance obligations are satisfied over time and since contractual billings correspond with the value provided to a customer, the Company recognizes revenue in the amount of consideration for which it has the right to invoice using the as-invoiced practical expedient. If there is an uncertainty about the receipt of payment for the services, revenue is recognized to the extent that a significant reversal of revenue would not be probable.

If there is an uncertainty about the receipt of payment for the services, revenue recognition is deferred until the uncertainty is sufficiently resolved. The Company applies a practical expedient and does not assess the existence of a significant financing component if the period between transfer of the service to a customer and when the customer pays for that service is one year or less.

All revenues earned from contracts are presented net of discounts, allowances, and applicable taxes. Reimbursements of out-of-pocket expenses received from customers have been included as part of revenues.

Cost of Revenue

Cost of revenue primarily consists of personnel-related costs directly associated with the Company’s professional services, including salaries, benefits, bonuses, the costs of contracted third-party partners, travel expenses, depreciation related to the Company’s infrastructure and equipment dedicated for customer use, and other overhead.

Selling, General and Administrative Expenses

Selling, general and administrative expenses include compensation for executive management, sales and marketing employees, advertising costs, finance administration and human resources, facility costs, personnel-related expenses directly associated with the Company’s IT staff, bad debt expenses, professional service fees, depreciation, and other general overhead costs to support the Company’s operations.

Deferred Transaction Costs

Deferred transaction costs, which consist of direct incremental legal, consulting and accounting fees related to the business combination, are capitalized and will be offset against proceeds upon the consummation of the business combination. As of March 31, 2023, the Company has recorded $1,921 of deferred transaction costs on the carved-out consolidated balance sheets.

Stock-Based Compensation

In 2020, Aeries Technology Group Business Accelerators Pvt Ltd. established a controlled trust called the Aeries Employee Stock Option Trust (“ESOP Trust”). The ESOP Trust purchased shares of Aeries Technology Group Business Accelerators Pvt Ltd. from funds borrowed from the entity. The entity’s Board of Directors recommends to the ESOP Trust certain employees, officers and key management personnel, to whom the ESOP Trust will be required to grant shares from its holdings at the exercise price. Such shares granted to employees are subject to the vesting conditions of the plans described below.

The Company measures compensation expense for all stock-based awards based on the estimated fair value of the awards on the date of grant. Stock-based awards include stock options with service-based and/or performance-based vesting conditions. For awards that vest based on continued service, stock-based compensation is recognized on a straight-line basis over the requisite service period. For awards with performance-based vesting conditions, stock-based compensation expense is recognized using an accelerated attribution method from the time it is deemed probable that the vesting condition will be met through the time the service-based vesting condition has been achieved. The Company reassesses the probability of achieving the performance condition at each reporting date.

The fair value of employee stock options are determined using the Black-Scholes Merton (“BSM”) model using various inputs, including estimates of expected volatility, term, risk-free rate, and future dividends. The Company recognizes compensation costs on a straight-line basis over the requisite service period of the employee which is generally the option vesting term. The Company accounts for forfeitures as they occur.

Fair Value of Common Stock – Given the absence of a public trading market, the Company considers numerous objective and subjective factors to determine the fair value of common stock at each meeting at which awards are approved. These factors include, but are not limited to, contemporaneous valuations of common stock performed by an independent valuation specialist; developments in the Company’s business and stage of development; the Company’s operational and financial performance and condition; current condition of capital markets and the likelihood of achieving a liquidity event, such as sale of the Company; and the lack of marketability of the Company’s common stock.

Dividend Yield – The Company bases the assumed dividend yield on its expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero.

Expected Volatility – The volatility is derived from the average historical stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based grants. The peer group is periodically re-evaluated to properly align to the changes and developments of the Company’s business.

Risk-free Interest Rate – The risk-free interest rate assumption is based upon observed interest rates on U.S. Treasury bonds whose maturity period is appropriate for the term of the options.

Expected Term – The Company calculates the expected term using the simplified method based on the options vesting term and contractual terms as the Company did not have sufficient relevant historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior.

Income Taxes

The Company records income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s carve-out consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using the tax rates that are expected to apply to taxable income for the years in which those tax assets and liabilities are expected to be realized or settled. The Company nets the deferred tax assets and deferred tax liabilities from temporary differences arising from a particular tax-paying component of the Company within the same tax jurisdiction and presents the net asset or liability as long term. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the carve-out consolidated statements of comprehensive income in the period that includes the enactment date. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount expected to be realized. We have elected to account for the tax effects of the global intangible low tax Income provision as a current period expense.’

The Company recognizes tax benefits from uncertain tax positions if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. Although the Company believes that it has adequately reserved for uncertain tax positions, the Company can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustment to these reserves when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact on our financial condition and results of operations.

The Company elects to record interest accrued and penalties related to unrecognized tax benefits in the carve-out consolidated statements of operations as a component of provision for income taxes.

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of changes, net of taxes, in the cumulative foreign currency translation adjustments and actuarial gains and losses on defined benefit plans.

Earnings Per Share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common and potential dilutive common shares outstanding during the period.

Foreign Currency Transactions and Translation

The Company’s carve-out consolidated financial statements are reported in U.S. dollars. The functional currency of the Company is the U.S. dollars. The functional currency for the Company’s subsidiaries organized in India, Mexico and the United States are their respective local currencies. The Company translates the assets and liabilities of its non-U.S. Dollar functional currency subsidiaries into U.S. Dollars using exchange rates in effect at the end of each period. Amounts classified in stockholder’s equity are translated at historical exchange rates. Revenues and expenses for these subsidiaries are translated using rates that approximate those in effect during the period. Gains and losses from these translations are recognized in cumulative translation adjustment included in “Accumulated other comprehensive loss” on the carve-out consolidated balance sheets.

The Company remeasures monetary assets and liabilities that are not denominated in the functional currency at exchange rates prevailing at the date of the transaction. Monetary items denominated in foreign currency remaining unsettled at the end of the year are translated at the closing rates as of the last day of the year. Gains and losses from these remeasurements are recognized within “Other income (expense), net” in the carve-out consolidated statements of operations and were $391 and $66 for the years ending March 31, 2023 and 2022, respectively.

Employee Benefit Plan

Defined Contribution Plan: This comprises of contributions to the employees’ provident fund for employees in India, which is a defined contribution plan set up in accordance with local labor and tax laws and 401(k) savings and supplemental retirement plans for employees in the United States. Both the employee and the employer make monthly contributions to the plan at a predetermined rate of the employees’ basic salary. The Company’s monthly contributions to all of these plans are charged to the carve-out consolidated statement of operations in the year they are incurred and there are no further obligations under these plans beyond those monthly contributions. The obligation is recognized in other, which is included in “Other current liabilities” on the carve-out consolidated balance sheets. The Company contributed $642 and $566 towards both of these defined contribution plans during the fiscal years ended March 31, 2023 and 2022, respectively. This balance is recognized in either “Cost of revenue” or “Selling, general, and administrative expenses”, on an employee by employee basis.

Defined Benefit Plan: The Company provides for a gratuity obligation through a defined benefit retirement plan (the “Gratuity Plan”) covering eligible employees in India under Payments of Gratuity Act, 1972. The plan provides for lump sum payment to vested employees at retirement, death, incapacitation, or termination of employment, of an amount equivalent to 15 days (15 days / 26 days) of salary payable to the respective employee for each completed year of service, with a maximum limit prescribed per employee. As of March 31, 2023 and 2022, the entire gratuity plan of the Company was unfunded. The cost of providing benefits under this plan is determined based on actuarial valuation at each year end. Actuarial valuation is carried out for gratuity using the projected unit credit method. These costs primarily represent the increase in the actuarial present value of the obligation for pension benefits based on employee service during the year and the interest on this obligation in respect of employee service in previous years. The obligation is included in “Accrued compensation and related benefits, current” while the long-term portion is included in “Other liabilities” on the carve-out consolidated balance sheets. Changes in fair value of the obligation are recorded in “Other comprehensive loss” in the carve-out consolidated statements of other comprehensive income and generally amortized over the average remaining service period of the active employees expected to receive benefits under the plan.

Compensated Absences: The Company recognizes its liabilities for compensated absences dependent on whether the obligation is attributable to employee services already rendered, relates to rights that vest or accumulate and payment is probable and estimable. The obligation is included in “Accrued compensation and related benefits, current” while the long-term portion is included in “Other liabilities” on the carve-out consolidated balance sheets. The Company’s total obligation with respect to compensated absences was $1,910 and $1,385 for the years ended March 31, 2023 and 2022, respectively.

Segment Information

The Company operates as one operating segment. The Company’s chief operating decision maker is its chief executive officer, who reviews financial information presented on a carve-out consolidated basis, for the purposes of making operating decisions, assessing financial performance and allocating resources.

Recent Accounting Pronouncements Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes FASB ASC Topic 840, Leases, and makes other conforming amendments to U.S. GAAP. ASU 2016-02 requires, among other changes to the lease accounting guidance, lessees to recognize most leases on-balance sheet via a right of use asset and lease liability, with an optional policy election to not recognize lease assets and lease liabilities for leases with a term of 12 months or less. The amendments also require new disclosures, including qualitative and quantitative disclosures to enable users to understand the amount, timing, and judgements related to leases and the related cash flows. ASU 2016-02 is effective for the annual periods in fiscal years beginning after December 15, 2021, and interim periods therein, using a modified retrospective approach. The Company adopted the new standard as of April 1, 2022, using the modified retrospective method of adoption with no adjustment to the opening balance of retained earnings. The Company elected the package of practical expedients to not (i) reassess whether any expired or existing contracts are or contain a lease, (ii) reassess historical lease classifications for existing leases, and (iii) reassess initial direct costs for existing leases. The Company also elected the practical expedient to account for lease and non-lease components as a single lease component. The adoption of Topic 842 resulted in the recognition of total ROU assets of $5,196 and corresponding lease liabilities of $5,410 for the Company’s operating leases on the carve-out consolidated balance sheets. the Company’s operating leases on the carve-out consolidated balance sheets.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (Topic 740). The standard eliminates certain exceptions related to the approach for intra period tax allocation and the methodology for calculating income taxes in an interim period. The standard also simplifies aspects of accounting for franchise taxes and enacted changes in tax rates, and clarifies the accounting for transactions that result in a step-up in the tax basis for goodwill. The Company adopted this standard on April 1, 2022. The adoption of this standard did not have an impact on the Company’s carve-out consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires acquiring entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The Company adopted this standard on April 1, 2022. The adoption of this standard did not have an impact on the Company’s carve-out consolidated financial statements.

Recent Accounting Pronouncements not yet Adopted

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets by requiring an allowance to be recorded as an offset to the amortized cost of such assets. ASU 2016-13 will become effective for the Company on April 1, 2023, and the modified retrospective approach is the only available option, with a cumulative effect adjustment recorded to accumulated earnings (deficit) as of the date of the adoption. The Company is evaluating the impact of adopting this standard on its carve-out consolidated financial statements.

3.	Restatement of Previously Issued Carve-out Consolidated Financial Statements

In connection with the preparation of the Company’s previously issued carve-out consolidated financial statements as of and for the years ended March 31, 2023 and 2022, the Company’s management identified certain errors. The identified errors as described below resulted in a) an overstatement of the net income attributable to Aark Singapore Pte. Ltd., an understatement of net income attributable to noncontrolling interest and an overstatement of basic and diluted earnings per share, and b) an understatement of number of issued and paid-up common stock, and resultant overstatement of basic and diluted earnings per share. The Company’s carve-out consolidated financial statements for the years ended March 31, 2023 and 2022 have been restated in accordance with ASC 250, Accounting Changes and Error Corrections.

a) an overstatement of the net income attributable to Aark Singapore Pte. Ltd., an understatement of net income attributable to noncontrolling interest and an overstatement of basic and diluted earnings per share (“Restatement no. 1”)

Net income attributable to Aark Singapore Pte. Ltd./ noncontrolling interest

The Company previously considered treasury shares of its subsidiary, in the calculation of the Company’s controlling shareholding and corresponding noncontrolling interest. However, it was subsequently determined that as these shares are not issued yet and available for issuance, they should be excluded from the calculations of share count for accounting purposes. The change resulted in a decrease in the allocation of net income to Aark Singapore Pte. Ltd. and a corresponding increase in the allocation of net income to noncontrolling interest. This resultant change is reflected in the following tables, which summarize the effect of the restatement on the affected financial statement line items within the previously reported carve-out consolidated financial statement for the years ended March 31, 2023 and 2022.

	As Previously Reported March 31, 2023	Restatement Adjustment	As Adjusted- Restatement no. 1 March 31, 2023
Carve-out Consolidated Balance Sheet
Net stockholder’s investment and additional paid-in capital	$7,311	$(90)	$7,221
Retained earnings	6,454	(136)	6,318
Accumulated other comprehensive loss	(1,385)	36	(1,349)
Total Aark Singapore Pte. Ltd. stockholder’s equity	$12,380	$(190)	$12,190
Noncontrolling interest	1,089	190	1,279
Total stockholder’s equity	$13,469	$-	$13,469
Total liabilities and stockholder’s equity	$34,397	$-	$34,397
Carve-out Consolidated Statement of Operations
Less: Net income attributable to noncontrolling interest	$221	$39	$260
Net income attributable to Aark Singapore Pte. Ltd.	$1,485	$(39)	$1,446
Carve-out Consolidated Statement of Comprehensive Income
Less: Comprehensive income attributable to noncontrolling interest	$118	$21	$139
Total comprehensive income attributable to Aark Singapore Pte. Ltd.	$762	$(21)	$741

	As Previously Reported March 31, 2022	Restatement Adjustment	As Adjusted- Restatement no. 1 March 31, 2022
Carve-out Consolidated Balance Sheet
Net stockholder’s investment and additional paid-in capital	$3,418	$(90)	$3,328
Retained earnings	4,969	(97)	4,872
Accumulated other comprehensive loss	(662)	18	(644)
Total Aark Singapore Pte. Ltd. stockholder’s equity	$7,725	$(169)	$7,556
Noncontrolling interest	971	169	1,140
Total stockholder’s equity	$8,696	$-	$8,696
Total liabilities and stockholder’s equity	$18,862	$-	$18,862
Carve-out Consolidated Statement of Operations
Less: Net income attributable to noncontrolling interest	$599	$104	$703
Net income attributable to Aark Singapore Pte. Ltd.	$4,136	$(104)	$4,032
Carve-out Consolidated Statement of Comprehensive Income
Less: Comprehensive income attributable to noncontrolling interest	$546	$95	$641
Total comprehensive income attributable to Aark Singapore Pte. Ltd.	$3,764	$(95)	$3,669

Earnings per share

The Company previously excluded the impact of subsidiary’s vested stock options exercisable for little to no cost for purpose of calculation of basic EPS and also excluded the dilutive impact of vested and unvested stock options of the subsidiary for purpose of calculation of dilutive EPS. The inclusion of these shares in computing the subsidiary’s earnings per share data resulted in a decrease in the consolidated basic and diluted EPS calculations for the years ended March 31, 2023 and 2022. The following table summarizes the effect of the restatement on the affected financial statement line items within the previously reported carve-out consolidated financial statement for the years ended March 31, 2023 and 2022.

	As Previously Reported March 31, 2023	Restatement Adjustment	As Adjusted- Restatement no. 1 March 31, 2023
Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$148,422	$(22,926)	$125,496
Diluted	$148,422	$(23,057)	$125,365

Weighted average common shares outstanding
Basic	10	-	10
Diluted	10	-	10

	As Previously Reported March 31, 2022	Restatement Adjustment	As Adjusted- Restatement no. 1 March 31, 2022
Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$413,674	$(61,990)	$351,684
Diluted	$413,674	$(61,990)	$351,684

Weighted average common shares outstanding
Basic	10	-	10
Diluted	10	-	10

b) an understatement of number of issued and paid-up common stock, and resultant overstatement of basic and diluted earnings per share (“Restatement no. 2”)

The Company had approved a stock split of its issued and paid-up common stock at a ratio of 1,000-for-1 effective June 14, 2023 (‘Stock Split’), i.e., subsequent to the latest reported balance sheet but before the release of the carve-out consolidated financial statements. Whilst the total paid-up value did not undergo a change; the number of shares, having no par value, underwent a change pursuant to the stock split. The Company previously excluded the impact of Stock Split, which is described below.

Number of issued and paid-up common stock

The Stock Split resulted in conversion of 10 pre-split shares of common stock to 10,000 shares of common stock. Consequently, the total issued and paid-up capital of the Company did not undergo a change. As per ASC 505 Equity, Stock Split must be given retroactive effect in the carve-out consolidated balance sheet. As a result of the Stock Split, the Company’s shares and per share data as reflected in the carve-out consolidated financial statements were retroactively restated as if the transaction occurred at the beginning of the earliest periods presented.

Earnings per share

Impact of Stock Split was previously excluded for the purpose of calculation of basic and diluted EPS. As per ASC 260 Earnings per share, if the number of common shares outstanding increases as a result of a stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented. Accordingly, the inclusion of this Stock Split in computing the earnings per share resulted in a decrease in the basic and diluted EPS calculations for the years ended March 31, 2023 and 2022. The following table summarizes the effect of the restatement on the affected financial statements line items within the previously reported carve-out consolidated financial statements for the years ended March 31, 2023 and 2022.

	As previously reported per Restatement no. 1		As Adjusted – Restatement no. 2
	March 31, 2023	Restatement Adjustment	March 31, 2023
Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$125,496	$(125,371)	$125
Diluted	$125,365	$(125,240)	$125

Weighted average common shares outstanding
Basic	10	9,990	10,000
Diluted	10	9,990	10,000

	As previously reported per Restatement no. 1		As Adjusted– Restatement no. 2
	March 31, 2022	Restatement Adjustment	March 31, 2022
Earnings per share attributable to Aark Singapore Pte. Ltd. common stockholders
Basic	$351,684	$(351,332)	$352
Diluted	$351,684	$(351,332)	$352

Weighted average common shares outstanding
Basic	10	9,990	10,000
Diluted	10	9,990	10,000

4.	Prepaids Expenses and Other Current Assets

Prepaids and other current assets consists of the following:

	As of March 31,
	2023	2022
Advance non-income taxes[1]	$3,371	$2,545
Prepaid expenses	405	359
Advance to vendors	119	214
Security deposits	29	32
Other	193	298
	$4,117	$3,448

[1]	Advance non-income taxes consist of tax credits owed to the Company that were levied from taxing authorities.

5.	Property and Equipment, net

Property and equipment, net, consists of the following:

	As of March 31,
	2023	2022
Software and computer equipment[1]	$3,481	$2,903
Leasehold improvements[1]	854	958
Office equipment[1]	450	357
Internal-use software under development	875	234
Furniture and fixtures[1]	130	145
Vehicles	250	91
Property and equipment, gross	$6,040	$4,688
Accumulated depreciation and amortization[1]	(2,915)	(1,890)
Property and equipment, net	$3,125	$2,798

[1]

Property and equipment held under finance lease arrangements amounted to $542 and $811 as of March 31, 2023 and 2022, respectively. Accumulated depreciation for property and equipment held under finance lease arrangements was $971 and $585 as of March 31, 2023 and March 31, 2022, respectively. Depreciation expense in respect to these assets was $386 and $362 for the years ended March 31, 2023 and 2022, respectively.

During the year ended March 31, 2023 and 2022, the Company sold property and equipment for the sale proceeds of $12 and $1,046, respectively. As a result of the sale, the Company recorded a loss of $54 and $505 in the year ended March 31, 2023 and 2022, respectively.

For the year ended March 31, 2023, and 2022 depreciation and amortization expense was $1,172 and $1,140, respectively.

6.	Long-Term Investments

Common Stock

The Company holds 6,927 shares of common stock of Boston Systems Private Limited (previously known as Empays Payment Systems India Private Ltd). During the year ended March 31, 2023 the Company fully impaired this investment and recorded an impairment charge of $7. As of March 31, 2022, the carrying value of this investment was $7.

10% Cumulative Redeemable Preference Securities

The Company holds 4,500,000 cumulative redeemable preference securities (“CRPS”) of a common control affiliate, Aeries Technology Products and Strategies Private Ltd. The CRPS carry a cumulative dividend of 10% per annum. 3,500,000 CRPS can be redeemed any time before 19 years from the date of issue i.e. June 27, 2017 by giving a 30-day redemption request and 1,000,000 CRPS can be redeemed any time before 20 years from the date of issue i.e. April 7, 2016 by giving a 30-day redemption request. As of March 31, 2023 and 2022, these CRPS held by the Company were classified as a held-to-maturity investment and recorded at amortized cost of $761 and $781, respectively.

0.001% Series-A Redeemable Preference Securities

The Company holds 349,173 Series-A cumulative redeemable preference securities (Series-A RPS) of a common control affiliate, Aeries Financial Technologies Private Ltd. and was recorded as a held-to-maturity investment at amortized cost. The Series-A RPS carries a dividend of 0.001 % per annum. Series-A RPS can be redeemed after 19 years from the date of original issuance with an annualized internal rate of return of 18%. As of March 31, 2023 and 2022, these Series-A RPS held by the Company were classified as a held-to-maturity investment and recorded at amortized cost of $803 and $777, respectively.

A reconciliation from amortized cost basis to net carrying amount is provided below for the Company’s held-to-maturity investments:

	As of March 31,
	2023	2022
Held-to-maturity investments, amortized cost basis	$955	$1,036
Interest earned on investments	609	522
Held-to-maturity investments, net carrying amount	$1,564	$1,558

7.	Other Current Liabilities

Other current liabilities consists of the following:

	As of March 31,
	2023	2022
Taxes payable	$2,257	$1,349
Finance lease obligations, current	308	388
Accrued expenses	1,319	614
Deferred revenue	193	228
Other	124	893
	$4,201	$3,472

8.	Short-term Borrowings

	As of March 31,
	2023	2022
Short-term borrowings	$1,364	$220
Current portion of vehicle loan	12	-
	$1,376	$220

Short-term borrowings represent a fund-based revolving credit facility of INR 160,000 (or approximately $1,946 at the exchange rate in effect on March 31, 2023) with Kotak Mahindra Bank which is available for operational requirements. The facility is secured through the sole shareholder’s personal assets and a corporate guarantee given by ATPSPL. The funded drawdown amount under the Company’s revolving facility bore interest at a rate equal to the 6 months Marginal Cost of Funds based Lending Rate plus a margin of 1.20% and 1.75% as of March 31, 2023 and 2022, respectively.

For additional information on the vehicle loan see Note 9 – Long-term debt.

9.	Long-term Debt

Long-term debt consists of the following:

	As of March 31,
	2023	2022
Loan from director	$845	$917
Non-current portion of vehicle loan	124	-
	$969	$917

For additional information on loan from director see Note 15 – Related Party Transactions.

Vehicle loan

On December 7, 2022, the Company entered into a vehicle loan, secured by the vehicle, for INR 11,450 (or approximately $136 at the exchange rate in effect on March 31, 2023) at 10.75% from Mercedes-Benz Financial Services India Pvt. Ltd. The Company is required to repay the loan in 48 monthly installments beginning January 4, 2023.

As of March 31, 2023, the future maturities of debt by fiscal year are as follows:

2024	$12
2025	859
2026	15
2027	95
Total future maturities of debt	$981

10.	Other Liabilities

Other liabilities consist of the following:

	As of March 31,
	2023	2022
Accrued compensation and related benefits	$2,764	$1,955
Finance lease obligations, non-current	235	467
Other	9	88
	$3,008	$2,510

11.	Common Stock (As restated, see note 3(b))

The Company has only one class of common stock having no par value. Holders of common stock are entitled to one vote per share held. As of June 14, 2023 (immediately prior to the effective date of Stock Split), there were 10 common stock outstanding, and the number of common stock outstanding after the Stock Split is 10,000. As a result of this Stock Split, the Company’s shares and per share data as reflected in the consolidated financial statements have been retroactively restated as if the transaction occurred at the beginning of the earliest periods presented. Consequently, as of March 31, 2023 and 2022, the Company’s common stock consisted of 10,000 shares, which are issued and fully paid. Upon the liquidation, dissolution or winding up of the Company, common shareholders are entitled to receive a ratable share of the available net assets of the Company after payment of all debts and other liabilities. The common shares have no preemptive, subscription, redemption or conversion rights.

12.	Revenue

Disaggregation of Revenue

The Company presents and discusses revenues by customer location. The Company believes this disaggregation best depicts how the nature, amount, timing and uncertainty of our revenues and cash flows are affected by industry, market and other economic factors.

The following table shows the disaggregation of the Company’s revenues by major customer location. Revenues are attributed to geographic regions based upon billed client location. Substantially all of the revenue in our North America region relates to operations in the United States.

	Year Ended March 31,
	2023	2022
North America	$48,204	$38,033
Asia Pacific and Other	4,895	2,981
Total revenue	$53,099	$41,014

Contract balances

Contract assets comprise amounts where the Company’s right to bill is contingent on something other than the passage of time. The Company did not have any contract assets in its carve-out consolidated financial statements in the years ended March 31, 2023 and 2022.

Contract liabilities, or deferred revenue, comprise amounts collected from the Company’s customers for revenues not yet earned and amounts which are anticipated to be recorded as revenues when services are performed. The amount of revenue recognized in the years ended March 31, 2023 and 2022 that was included in deferred revenue at the beginning of each period was $228 and $219, respectively. As of March 31, 2023 and 2022 the Company’s deferred revenue was $193 and $228, respectively and was recorded within “Other current liabilities” on the carve-out consolidated balance sheets. There was no deferred revenue classified as non-current as of March 31, 2023 and 2022.

13.	Employee Compensation and Benefits

The Company has employee benefit plans in the form of certain statutory and other programs covering its employees.

Defined Benefit Plan - Gratuity

The Company’s subsidiaries in India have defined benefits plans comprised of gratuity under Payments of Gratuity Act, 1972 covering eligible employees in India. The present value of the defined benefit obligations and other long-term employee benefits is determined based on actuarial valuation using the projected unit credit method. The rate used to discount defined benefit obligation is determined by reference to market yields at the balance sheet date on Indian government bonds for the estimated term of obligations.

Actuarial gains or losses arising on account of experience adjustment and the effect of changes in actuarial assumptions are initially recognized in the carve-out consolidated statements of comprehensive income, and the unrecognized actuarial loss is amortized to the carve-out consolidated statements of operations over the average remaining service period of the active employees expected to receive benefits under the plan.

The following table provides the status of the defined benefit plans and the amounts recognized in the Company’s carve-out consolidated financial statements based on actuarial valuations carried out for the periods ending March 31, 2023 and March 31, 2022, respectively:

	Year Ended March 31,
	2023	2022
Changes in employee benefit plan obligations
Projected benefit obligation at the beginning of the year	$908	$1,342
Interest cost	52	28
Service cost	338	211
Liabilities extinguished or (gain) loss on settlement	-	(885)
Actuarial losses, net	218	268
Benefits paid	(78)	(27)
Effect of exchange rate fluctuation	(81)	(29)
Projected employee benefit plan at the end of the year	$1,357	$908
Amounts recognized in the Carve-out Consolidated Balance Sheets
Recorded in accrued compensation and related benefits, current	(120)	(79)
Recorded in other liabilities	(1,237)	(829)
Total project employee benefit plan obligation	$(1,357)	$(908)

The change in defined benefit obligation for the years ended March 31, 2023 and 2022 is largely due to changes in actuarial assumptions pertaining to demographics and financial assumptions.

Amounts included in the accumulated other comprehensive income as of March 31, 2023 and 2022 were as follows:

	Year Ended March 31,
	2023	2022
Net actuarial loss	$516	$360
Deferred tax benefit	(129)	(90)
	$387	$270

Changes in “Other comprehensive loss” during the year ended March 31, 2023 and 2022 were as follows:

	Year Ended March 31,
	2023	2022
Net actuarial loss	$218	$268
Amortization of net actuarial (gain) loss	(62)	96
Deferred tax benefit	(39)	(91)
	$117	$273

Net defined benefit plan costs for the year ended March 31, 2023 and 2022 include the following components:

	Year Ended March 31,
	2023	2022
Service costs	$338	$211
Interest costs	52	28
Settlements	-	(885)
Amortization of net actuarial loss	62	96
Net defined expense (benefit) plan costs	$452	$(550)

Assumptions

The Company uses the Projected Unit Credit Method to measure liabilities and interest costs for defined benefit obligations. Under this method, accrued benefit amount is projected to calculate future expected cashflows, which is in turn discounted back at applicable discount rate assumption to arrive at present value of benefit obligation.

The rate used to discount benefit obligations (both funded and unfunded) is determined by reference to market yields on government bonds at the balance sheet date. The currency and term of the government bonds should be consistent with the currency and estimated term of the benefit obligations.

The weighted average assumptions used to determine the benefit obligations of the defined benefit plans as of March 31, 2023 and 2022 are presented below:

	As of March 31,
	2023	2022
Discount rate per annum	7.31%	6.09%
Rate of compensation increase per annum	10.00%	10.00%

The table below shows the expected benefit plan payments to the current employees of the plan based on the employee’s past service up to the valuation date plus employee’s future service up to the date of payment:

Years ending March 31,
2024	120
2025	180
2026	246
2027	341
2028	512
2029 - 2032	2,679

The Company’s expected benefit plan payments are based on the same assumptions that were used to measure the Company’s benefit obligations as of March 31, 2023.

14.	Income Taxes

The Company’s income tax expense majorly pertains to the Indian jurisdiction. Income before income taxes for the year ended March 31, 2023 and 2022, are as follows:

	Year Ended March 31,
	2023	2022
United States	$267	$207
India	2,508	5,847
Singapore	(64)	(51)
Mexico	55	-
Total	$2,766	$6,003

Provision for income taxes for the year ended March 31, 2023 and March 31, 2022, consisted of the following:

	Year Ended March 31,
	2023	2022
Current tax provision	$1,221	$1,458
Deferred tax benefit	(161)	(190)
Provision for Income Taxes	$1,060	$1,268

Income tax expense for the years ended March 31, 2023 and, 2022 is allocated as follows:

	Year Ended March 31,
	2023	2022
Income from operations	$1,060	$1,268
Other comprehensive income
Defined benefit plan	(39)	(91)
Total	$1,021	$1,177

A reconciliation of the provision for income taxes, with the amount computed by applying the income tax rate for the Company to income before provision for income taxes for year ended March 31, 2023 and March 31, 2022, is as follows:

	Year Ended March 31,
	2023	2022
Income before income tax expense	$2,766	$6,003
Income tax expense at tax rates applicable to the Company (i.e., 17%)	470	1,021
Increase (decrease) in income taxes resulting from:
Non-deductible expenses	241	28
Non-taxable income	-	(22)
Reversal of deferred tax asset / liability	36	(199)
Valuation allowance	36	(149)
Tax of earlier year	9	67
True up /down	89	-
Loss / (income) taxed at different tax rate	(3)	37
Adjustments for change in rates due to different tax jurisdiction	223	486
Set off against brought forward losses	(60)	-
GILTI inclusion	27	-
Others	(8)	(1)
Provision for income tax	$1,060	$1,268
Effective tax rate	38.33%	21.12%

Significant components of the Company’s deferred taxes as of March 31, 2023 and 2022, are as follows:

	As of March 31,
	2023				2022
	India	Singapore	USA	Mexico	India	Singapore	USA
Deferred tax assets:
Property and equipment	231	-	-	-	617	-	-
Gratuity	341	-	-	-	233	-	-
Deferred rent liability	-	-	-	-	57	-	-
Compensated absences	481	-	-	-	385	-	-
Expenses allowed on payment basis / upon deposit of withholding taxes under section 43B / 40(a)(ia) of Indian Income Tax Act, 1961	12	-	-	-	24	-	-
Net operating losses	34	35	-	-	190	29	-
Finance lease	137	-	-	-	6	-	-
Intangible assets under development	4	-	-	-	-	-	-
Provision for expenses	122	-	-	-	34		-
Operating lease liabilities	1,487	-	-	-	-	-	-
Others	15	-	-	-	16	-	-
Deferred tax asset before valuation allowance	2,864	35	-	-	1,562	29	-
Valuation Allowance	(158)	(35)	-	-	(191)	(29)	-
Deferred tax asset, net of valuation allowance	2,706	-	-	-	1,371	-	-

	As of March 31,
	2023				2022
	India	Singapore	USA	Mexico	India	Singapore	USA
Deferred tax liabilities:
Investments	(136)	-	-	-	(117)	-	-
Property and equipment	(29)	-	(2)	-	(270)	-	(2)
Operating right-of-use assets	(1,416)	-	-	-	-	-	-
Others	(54)	-	-	-	(36)	-	-
Deferred tax liability	(1,635)	-	(2)	-	(423)	-	(2)
Net deferred tax asset (liability)	1,071	-	(2)	-	948	-	(2)

	As of March 31,
Classified as	2023	2022
Deferred tax assets non-current	$1,237	$1,072
Deferred tax liabilities non-current	168	126
	$1,069	$946

Net operating loss

The Company has carry forward losses of $70 and $63 in the Indian jurisdiction, which will get expired in financial years 2029-30 and 2030-31, respectively.

With certain immaterial exceptions, the Company is no longer subject to U.S. federal, state and local or other U.S. income tax examinations by taxing authorities for years prior to 2020. The Company’s subsidiaries in India are open to examination by relevant taxing authorities for tax years beginning on or after April 1, 2013. The Company regularly reviews the likelihood of additional tax assessments and adjusts its unrecognized tax benefits as additional information or events require.

Unrecognized tax benefits

The Company recognizes financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. As of March 31, 2023 and March 31, 2022, the Company does not have any unrecognized tax benefits with a significant impact on its carve-out consolidated financial statements.

The Company’s major tax jurisdictions are Singapore, India, the United States, and Mexico. Generally accepted accounting principles requires the Company’s management to evaluate tax positions taken by the Company and recognize a tax liability for any uncertain positions that more likely than not would not be sustained upon examination by the Internal Revenue System (the “IRS”) or a foreign jurisdiction taxing authority. The Company is subject to routine audits by tax authorities.

Income tax has not been recognized on the excess of the amount for financial reporting over the tax basis of investments in foreign subsidiaries that is indefinitely reinvested outside the United States. This amount becomes taxable upon a repatriation of assets from the subsidiary or a sale or liquidation of the subsidiary. The amount of such temporary differences totaled approximately $4,809, with an income tax impact of approximately $619 as of March 31, 2023.

15.	Related Party Transactions

Related parties with whom transactions have taken place during the period include the following:

Name of the related party	Relationship
Aark II Pte Limited	Affiliate - Entity under common control with the ultimate controlling party
Aeries Technology Products And Strategies Private Limited (ATPSPL)	Affiliate - Entity under common control with the ultimate controlling party
Aeries Financial Technologies Private Limited	Affiliate - Entity under common control with the ultimate controlling party
Bhanix Finance And Investment Limited	Affiliate - Entity under common control with the ultimate controlling party
Spark Associates LLP	Affiliate - Entity under common control with the ultimate controlling party
Ralak Consulting LLP	Affiliate - Entity under common control with the ultimate controlling party
TSLC Pte Limited	Affiliate - Entity under common control with the ultimate controlling party
Venu Raman Kumar	Key managerial personnel and controlling shareholder
Vaibhav Rao	Members of immediate families of controlling shareholder
Sudhir Appukuttan Panikassery	Key managerial personnel

Summary of significant transactions and balances due to and from related party are as follows:

	Year Ended March 31,
	2023	2022
Cost Sharing Arrangements
Aeries Financial Technologies Private Limited (b)	$160	$108
Bhanix Finance And Investment Limited (b)	187	477
Corporate guarantee commission
Bhanix Finance And Investment Limited	12	13
Corporate guarantee expense
Aeries Technology Products And Strategies Private Limited (j)	15	-
Interest expenses
Aeries Technology Products And Strategies Private Limited (d)	1	144
Mr. Vaibhav Rao (g)	86	93
Interest income
Aeries Financial Technologies Private Limited (f), (h)	107	141
Aeries Technology Products And Strategies Private Limited (e), (h)	84	143
Legal and professional fees paid
Ralak Consulting LLP (c)	380	611
Management consultancy service
Aark II Pte Limited (a)	2,002	1,950
TSLC Pte Limited (a)	159	102
Management support service expense
Bhanix Finance And Investment Limited	-	19
Office management and support services expense
Aeries Technology Products And Strategies Private Limited (i)	36	543

	Year Ended March 31,
	2023	2022
Accounts payable
Aeries Technology Products And Strategies Private Limited	$29	$84
Ralak Consulting LLP (c)	-	64
Accounts receivable
Aark II Pte Limited (a)	1,084	500
Aeries Financial Technologies Private Limited (b)	9	7
Bhanix Finance And Investment Limited (b)	86	60
TSLC Pte Limited (a)	259	100
Interest payable (classified under other current liabilities)
Aeries Technology Products And Strategies Private Limited (d)	1	6
Mr. Vaibhav Rao (g)	-	41
Interest receivable (classified under prepaid expenses and other current assets)
Aeries Technology Products And Strategies Private Limited (e)	57	34
Investment in 0.001% Series-A Redeemable preference share
Aeries Financial Technologies Private Limited (h)	803	777
Investment in 10% Cumulative redeemable preference shares
Aeries Technology Products And Strategies Private Limited (h)	761	781
Loan from director
Mr. Vaibhav Rao (g)	845	917
Loans to affiliates (classified under other assets)
Aeries Financial Technologies Private Limited (f)	106	115
Aeries Technology Products And Strategies Private Limited (e)	335	396

(a)

In the year ended March 31, 2022 the Company provided management consultancy services to Aark II Pte Ltd under an agreement dated June 21, 2021 and to TSLC Pte Ltd under an agreement dated July 12, 2021.

(b)

In the years ended March 31, 2023 and 2022, the Company was in a cost sharing arrangement with Aeries Financial Technologies Private Ltd and Bhanix Finance and Investment Ltd under separate agreements dated April 1, 2020. The cost sharing arrangement included costs in the areas of office management, IT and operations. The agreements are for a 36-month term with auto renewals after the original term.

(c)

The Company entered into an agreement with Ralak Consulting LLP on August 01, 2020 and April 01, 2022 to avail of consulting services including implementation services in business restructuring, risk management, feasibility studies, mergers & acquisitions etc.

(d)

In the years ended March 31, 2023 and 2022, the Company incurred interest expense in relation to proceeds from loans from ATPSPL, which were borrowed to meet working capital requirements. The loans were for a 3-year term and were issued at an interest rate of 12% per annum. The outstanding loans were paid off in the year ended March 31, 2023.

(e)

In the years ended March 31, 2023 and 2022, the Company received interest income in relation to loans given to affiliates to support their working capital requirements. The loans were for a 3-year term and issued at an interest rate of 12% per annum.

(f)

In the years ended March 31, 2023 and 2022, the Company received interest income in relation to loans given to affiliates to support their working capital requirements. The loans were for a 3-year term and issued at an interest rate of 15-17% per annum.

(g)

The Company obtained a loan at 10% interest rate from Vaibhav Rao for business purposes. The agreement shall remain valid until the principal amount along with interest is fully repaid. The principal amount of the loan was outstanding in entirety as of the years ended March 31, 2023 and 2022.

(h)

This amount represents investments in affiliates. In the years ended March 31, 2023 and 2022, the Company earned interest income on its investments in affiliates. See Note 6 – Long-term investments for additional information.

(i)

In the years ended March 31, 2023 and 2022 the Company received office management and support services from Aeries Technology Products and Strategies Private Limited under agreements dated March 20, 2020 and April 1, 2021.

(j)

ATPSPL has given a corporate guarantee of INR 240,000 (or approximately $2,919 at the exchange rate in effect on March 31, 2023) as of March 31, 2023, on behalf of the Company towards the revolving credit facility. ATPSPL charges a corporate guarantee commission of 0.5% on the total corporate guarantee given.

16.	Stock-Based Compensation

Aeries Employees Stock Option Plan, 2020

On August 1, 2020, the Board of Directors approved and executed the Aeries Employees Stock Option Plan (“ESOP”), which was subsequently amended on July 22, 2022. Under the plan, the Company has authorized to grant up to 59,900 options to eligible employees in one or more tranches. The Company granted 59,900 options to eligible employees during the year ended March 31, 2023.

The options issued under the ESOP generally are subject to service conditions. The service condition is typically one year. The stock-based compensation expense is recognized in the carve-out consolidated statements of comprehensive income using the straight-line attribution method over the requisite service period.

The following table summarizes the ESOP stock option activity for the year ended March 31, 2023:

	Shares	Weighted average exercise price	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Options outstanding at March 31, 2022	-	-	-	-
Options granted	59,900	$0.12	-	$5,503
Options exercised	-	-	-	-
Options canceled, forfeited or expired	-	-	-	-
Options outstanding at March 31, 2023	59,900	$0.12	5.32	$5,503
Expected to vest at March 31, 2023	59,900	$0.12	5.32	$5,503
Exercisable at March 31, 2023	-	-	-	-

Aeries Management Stock Option Plan, 2019

On September 23, 2019, the Board of Directors approved and executed the Aeries Management Stock Option Plan 2019 (“MSOP”), which was subsequently amended on September 30, 2022. Under the plan, the Company has authorized to grant not exceeding 295,565 options to eligible employees in one or more tranches.

The options issued under the MSOP generally are subject to both service and performance conditions. The service condition is typically one year, and the performance conditions are based on the consolidated revenue and adjusted profit before tax of Aeries Technology Group Business Accelerators Pvt Ltd. The stock-based compensation expense is recognized in the carve-out consolidated statements of comprehensive income using the straight-line attribution method over the requisite service period if it is probable that the performance target will be achieved.

The following table summarizes the MSOP stock option activity for the fiscal year ended March 31, 2023:

	Shares	Weighted average exercise price	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value
Options outstanding at March 31, 2022	295,565	$-	-	-
Options granted	-	-	-	-
Options exercised	-	-	-	-
Options canceled, forfeited or expired	-	-	-	-
Options outstanding at March 31, 2023	295,565	$0.12	2.67	$27,155
Vested and exercisable at March 31, 2023	295,565	$0.12	2.67	$27,155

The Company uses the BSM option-pricing model to determine the grant-date fair value of stock options. The determination of the fair value of stock options on the grant date is affected by the estimated underlying common stock price, as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates, and expected dividends. The grant date fair value of the Company’s stock options granted to employees were estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

2022 Grants
Expected term	3.5 years
Expected volatility	40.80%
Risk free interest rate	3.01%
Annual dividend yield	0.00%

During the year ended March 31, 2023, the Company recorded stock-based compensation expense of $3,805 within “Selling, general & administrative expenses” in the carve-out consolidated statements of operations. During the year ended March 31, 2022, the Company did not record any stock-based compensation expense as the stock options issued were fully vested.

There were no amounts capitalized as part of internal-use software under development for the years ended March 31, 2023 and 2022.

As of March 31, 2023, the unrecognized stock-based compensation cost was $1,698. As of March 31, 2022, there was no unrecognized stock-based compensation cost.

17.	Leases

The Company has operating and finance leases for real estate, computer equipment, and furniture and fixtures. Assets acquired under finance leases are recorded in “Property and equipment, net” in the carve-out consolidated balance sheets and were $542 and $811 as of March 31, 2023 and March 31, 2022, respectively. Accumulated depreciation associated with finance lease assets was $971 and $585 as of March 31, 2023 and March 31, 2022, respectively.

Lease cost recognized in our carve-out consolidated statements of operations is summarized as follows:

Year Ended March 31,
2023
Finance lease cost:
Amortization of lease assets	$386
Interest on lease liabilities	65
Operating lease cost	2,273
Short-term and variable lease cost	8
Total lease cost	$2,732

Cash flows arising from lease transactions were as follows:

Year Ended March 31,
2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,162
Operating cash flows from finance leases	$65
Financing cash flows from finance leases	$390

Under ASC 840, the rental expense under operating lease agreements was $2,003 for the year ended March 31, 2022.

Other information about lease amounts recognized in the carve-out consolidated financial statements is summarized as follows:

Year Ended March 31,
2023
Weighted-average remaining lease term (years):
Operating lease	3.9
Finance lease	1.9
Weighted-average discount rate:
Operating lease	10.65%
Finance lease	10.56%

As of March 31, 2023, the Company’s lease liabilities were as follows:

	Operating	Finance	Total
Gross lease liabilities	$7,197	$590	$7,787
Less: imputed interest	1,288	47	1,335
Present value of lease liabilities	5,909	543	6,452
Less: current portion of lease liabilities	1,648	308	1,956
Total long-term lease liabilities	$4,261	$235	$4,496

Future minimum annual lease payments under the Company’s operating and finance leases as of March 31, 2023 are as follows:

	Operating	Finance
2024	$2,156	$345
2025	1,685	214
2026	1,330	31
2027	1,136	-
2028	563	-
Thereafter	327	-
Total lease payments	$7,197	$590
Less: Imputed interest	1,288	47
Total	$5,909	$543

Future minimum annual lease payments under the Company’s operating and capital leases as of March 31, 2022 prior to our adoption of the new lease standard ASC 842 are as follows:

Year Ended March 31,	Capital	Operating
2023	$451	$1,834
2024	336	1,633
2025	171	1,067
2026	-	667
2027 and thereafter	-	304
Total lease payments	$958	$5,505
Less: amount representing interest	(103)
Present value of net minimum lease payments	$855
Capital lease obligations, current	388
Capital lease obligations, non-current	467

18.	Commitment and Contingencies

Corporate Guarantees

The Company has an outstanding guarantee of INR 200,000 (or approximately $2,433 at the exchange rate in effect on March 31, 2023) as of March 31, 2023, which pertains to a fund-based and non-fund based revolving credit facility availed by an affiliate, Bhanix Finance and Investment Ltd, from Kotak Mahindra Bank. The corporate guarantee requires the Company to make payment in the event the borrower fails to perform any of its obligations under the credit facilities. As of March 31, 2023, the Company does not anticipate Bhanix Finance and Investment Ltd to default in any payments to the bank. Pursuant to the arrangement, beginning April 1, 2021, the Company charges a fee of 0.5% of the guarantee outstanding. In the year ended March 31, 2023 and 2022, the Company recorded a guarantee fee income of $12 and $13 within “Other income, net” in the carve-out consolidated statements of operations.

Indemnification obligations

In the normal course of business, the Company is a party to a variety of agreements under which it may be obligated to indemnify the other party for certain matters. These obligations typically arise in contracts where the Company customarily agrees to hold the other party harmless against losses arising from a breach of representations or covenants for certain matters, infringement of third-party intellectual property rights, data privacy violations, and certain tortious conduct in the course of providing services. The duration of these indemnifications varies, and in certain cases, is indefinite.

The Company is unable to reasonably estimate the maximum potential amount of future payments under these or similar agreements due to the unique facts and circumstances of each agreement and the fact that certain indemnifications provide for no limitation to the maximum potential future payments under the indemnification. Management is not aware of any such matters that would have a material effect on the carve-out consolidated financial statements of the Company.

Legal Proceedings

The Company is not a party to any legal proceedings. From time to time, the Company may be involved in proceedings and litigation, claims and other legal matters arising in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, nonmonetary sanctions, or relief. Management is not currently aware of any matters that are reasonably likely to have a material adverse impact on the Company’s business, financial position, results of operations, or cash flows.

19.	Earnings per Share (Restated, see note 3)

Basic consolidated earnings per share (“EPS”) is calculated using the Company’s share of its subsidiaries earnings as well as Aark stand-alone earnings and the weighted number of shares outstanding during the reporting period. Diluted consolidated EPS includes the dilutive effect of vested and unvested stock options of the Company’s subsidiaries.

A reconciliation of the number of shares used for basic and diluted EPS calculations is as follows (in thousands, except share and per share data):

	March 31, 2023	March 31, 2022
Numerator:
Net income attributable to Aark Singapore Pte. Ltd.	$1,446	$4,032
Reallocation of subsidiaries net income attributable to vested but unissued stock options that are exercisable for little to no cost	(191)	(515)
Numerator for basic earnings per share	$1,255	$3,517
Adjustment to income for dilutive impact of stock options of subsidiaries	$(1)	$-
Net earnings used to compute dilutive EPS	$1,254	$3,517
Denominator:
Weighted average number of common shares – basic and diluted*	10,000	10,000
Net earnings per share
Basic	$125	$352
Diluted	$125	$352

*	Post considering the impact of stock split, details of which are included as part of Note 3(b).

20.	Subsequent Events

In preparing the carve-out consolidated financial statements as of and for the year ended March 31, 2023, the Company evaluated subsequent events for recognition and measurement purposes through the date the carve-out consolidated financial statements were issued. The Company noted the following events that require additional disclosures:

a)	In connection with the anticipated business combination, Aark Board of Directors ratified two resolutions on May 24, 2023. These resolutions effectively spun off the investing business which was part of the Company but not subject to the Merger Agreement. Subsequent to the effective date of the board resolutions, Aark Singapore Pte. Ltd. no longer includes the investing business.

b)	Details of Stock Split have been provided as part of Note 11 – Common stock (Restated, see note 3(b)).